UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 09/20/2004

KFX INC

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-23634

DE	84-1079971
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Madison Street Suite 745

Denver, CO 80206

(Address of Principal Executive Offices, Including Zip Code)

303.293.2992

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 7.01. Regulation FD Disclosure

On September 20, 2004 KFx Inc. and Kanturk Parners LLC signed a non-binding Letter of Intent for a K-Fuel(TM) Technology License Agreement. As part of the agreement KFx will issue a license to Kanturk to use the K-Fuel(TM) technology to construct and develop a K-Fuel(TM) plant in Alaska with a production capacity up to eight million tons per year. Kanturk will compensate KFx for this license with the payment of a license fee and a carried ownership interest in the plant.

Kanturk’s obligation under this agreement is subject to confirmation of the quality of the coal reserves that would supply the plant and completion of the necessary agreements to secure the coal reserves. Additionally, this Letter of Intent is subject to completing the necessary definitive agreements between both parties.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Letter of Intent dated September 18, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

KFX INC

Date: September 24, 2004.	By:	/s/ Matthew V. Elledge
Matthew V. Elledge Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Letter of Intent dated September 18, 2004